UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) June 1, 2017
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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Matador Resources Company (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 1, 2017. On the April 7, 2017 record date, there were 100,142,297 shares of the Company’s common stock outstanding with each such share being entitled to one vote.
A total of 92,670,673 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors
The shareholders elected Joseph Wm. Foran and Reynald A. Baribault as Class III directors of the Company for a term expiring at the Annual Meeting of Shareholders in 2020 or the earlier death, retirement, resignation or removal of such director. The shareholders elected R. Gaines Baty as a Class II director of the Company for a term expiring at the Annual Meeting of Shareholders in 2019 or the earlier death, retirement, resignation or removal of such director. The shareholders elected William M. Byerley, Julia P. Forrester and Kenneth L. Stewart as Class I directors of the Company for a term expiring at the Annual Meeting of Shareholders in 2018 or the earlier death, retirement, resignation or removal of such director.

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Joseph Wm. Foran	78,254,166	660,404	7,961	13,748,142
Reynald A. Baribault	78,187,059	727,511	7,961	13,748,142
R. Gaines Baty	78,685,461	207,659	29,411	13,748,142
William M. Byerley	78,597,466	295,654	29,411	13,748,142
Julia P. Forrester	78,684,010	209,861	28,660	13,748,142
Kenneth L. Stewart	78,686,829	206,291	29,411	13,748,142

Proposal 2: Approval of the Amendment to the Amended and Restated Certificate of Formation to Increase the Amount of Authorized Common Stock
The shareholders approved the amendment to the Company’s Amended and Restated Certificate of Formation to increase the amount of authorized common stock (the “Amendment”). On June 2, 2017, the Company filed a certificate of amendment with the Secretary of State of the State of Texas related to the Amendment, and the Amendment became effective upon acceptance by the Secretary of State of the State of Texas.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes*
90,935,658	1,660,524	74,491	—
*The Company considered the approval of the Amendment to be a non-routine matter under applicable New York Stock Exchange (the “NYSE”) rules, and therefore the Company’s definitive proxy statement with respect to the Annual Meeting provided that brokers and other nominees could not vote shares with respect to approval of the Amendment without receiving specific voting instructions. However, the NYSE deemed the approval of the Amendment to be a routine matter on which brokers were allowed to vote shares without specific instructions. The table above sets forth the voting results giving effect to the NYSE’s position. If the approval of the Amendment had been deemed by the NYSE to be a non-routine matter, the shareholder vote results would have been as set forth below. In short, the Amendment received a sufficient number of votes to be approved at the Annual Meeting regardless of whether such matter was considered a routine matter or a non-routine matter.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
77,187,516	1,660,524	74,491	13,748,142

Proposal 3: Advisory Vote on Executive Compensation
The shareholders approved the non-binding advisory resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
77,980,309	870,191	72,031	13,748,142

Proposal 4: Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2017
The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Votes For	Votes Against	Votes Abstained
92,625,692	13,586	31,395

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: June 6, 2017	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President